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                                                                       Exhibit 1

                                    $130,000,000

                           PERKINS FAMILY RESTAURANTS, L.P.

                                PERKINS FINANCE CORP.

                               10 1/8% SENIOR NOTES DUE 2007

                                 PURCHASE AGREEMENT

                                                               December 17, 1997

SALOMON BROTHERS INC
BANCBOSTON SECURITIES INC.
NATIONSBANC MONTGOMERY SECURITIES, INC.
SOCIETE GENERALE SECURITIES CORPORATION
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Ladies and Gentlemen:

          Perkins Family Restaurants, L.P., a Delaware limited partnership (the "Company"), and Perkins Finance Corp., a Delaware corporation, and a wholly-owned subsidiary of the Company ("Finance Corp." and, together with the Company, the "Issuers"), jointly and severally propose, upon the terms and conditions set forth herein, to issue and sell to the Initial Purchasers named in Schedule I hereto (the "Initial Purchasers") $130,000,000 in aggregate principal amount of the Issuers' 10 1/8% Senior Notes due 2007 (the "Series A Notes"). The Series A Notes are to be issued pursuant to the provisions of an Indenture (the "Indenture"), to be dated as of the Closing Date (as defined below), among the Issuers and State Street Bank and Trust Company of Connecticut, N.A., as Trustee (the "Trustee"). The Series A Notes and the Series B Notes (as defined below) issuable in exchange therefor are collectively referred to herein as the "Notes."

          It is understood by the parties hereto that on or prior to the Closing Date the Company will consummate (i) a recapitalization (the "Recapitalization") pursuant to which (A) Perkins Acquisition Corp. ("Merger Co."), a Delaware corporation, will merge with and into the Company and (B) depositary units representing limited partners' interests in the Company (other than depositary units held by the Restaurant Company, Inc. ("TRC") and its affiliates) will be converted into the right to receive $14.00 per unit in cash payable to the holder of such unit and (ii) a merger (the "Merger") pursuant to which Perkins Restaurants Operating Company, L.P., a Delaware limited partnership ("PROC"), which is 99% owned by the Company and 1% owned by Perkins Management Company, Inc. ("PMC"), a Delaware corporation, will be merged with and into the Company.

          It is further understood by the parties hereto that the Company shall enter into a credit facility (the "New Credit Facility"), dated as of the Closing Date, among the Company and BankBoston, N.A., as agent for itself and other lenders (the "Agent"), providing for revolving credit borrowings in an aggregate amount not to exceed $50 million.

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          The Issuers wish to confirm as follows their agreement with the
Initial Purchasers in connection with the purchase and resale of the Series A Notes.

          1. PRELIMINARY OFFERING MEMORANDUM AND OFFERING MEMORANDUM. The Notes shall be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements of the Securities Act of 1933 (the "Act"). The Issuers have prepared a preliminary offering memorandum, dated December 3, 1997 (the "Preliminary Offering Memorandum") and a final offering memorandum, dated December 17, 1997 (the "Offering Memorandum"), setting forth information regarding the Issuers and the Series A Notes. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto. The Issuers hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum, on the terms and in the manner set forth therein, in connection with the offering and resale of the Series A Notes by the Initial Purchasers.

          The Issuers understand that the Initial Purchasers propose to make offers and sales (the "Exempt Resales") of the Series A Notes purchased by the Initial Purchasers hereunder only on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof, as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, (i) to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("QIBs") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A and (ii) outside the United States to persons other than U.S. persons in reliance upon Regulation S ("Regulation S") under the Act (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). As used herein the terms "United States" and "U.S. persons" have the meaning given them in Regulation S.

          It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Series A Notes shall bear the following legend:

     THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO ONE OF THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE,

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     IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE
     UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

          It is also understood and acknowledged that holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, in the form of EXHIBIT A hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Issuers will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement on the appropriate form under the Act (the "Exchange Offer Registration Statement") relating to the
Issuers' 10 1/8% Senior Notes due 2007 (the "Series B Notes") to be offered in exchange for the Series A Notes (the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Act relating to the resale by certain holders of the Series A Notes (the "Shelf Registration Statement"), and to use all commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective. This Agreement, the Notes, the Indenture, the New Credit Facility and the Registration Rights Agreement are hereinafter referred to collectively as the "Operative Documents."

          Capitalized terms used herein without definition have the respective meanings specified therefor in the Indenture.

          2. AGREEMENTS TO SELL, PURCHASE AND RESELL. On the basis of the representations, warranties and agreements contained in this Agreement and subject to all the terms and conditions set forth herein, the Issuers agree to issue and sell to the Initial Purchasers, and the Initial Purchasers agree to purchase from the Issuers, at a purchase price equal to 97.25% of the principal amount thereof, the principal amount of Series A Notes set forth opposite the name of each Initial Purchaser in Schedule I hereto (the "Purchase Price"). The Initial Purchasers have advised the Issuers that they shall offer the Series A Notes to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof. Such price may be changed by the Initial Purchasers at any time thereafter without notice.

          3. INITIAL PURCHASERS' REPRESENTATIONS AND WARRANTIES. Each of the Initial Purchasers, severally and not jointly, represent and warrant to the Issuers, and agrees that:

          (a) Such Initial Purchaser is a QIB, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

          (b) No form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or shall be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Series A Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (c) In connection with the Exempt Resales, such Initial Purchaser shall solicit offers to buy the Series A Notes only from, and shall offer to sell the Series A Notes only to, (1) persons that it reasonably believes to be QIBs who in purchasing such Series A Notes shall be deemed to have

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represented and agreed that they are purchasing the Series A Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts, as applicable, are QIBs and (2) Regulation S Purchasers, in each case, that acknowledge and agree that (A) such Series A Notes shall not have been registered under the Act and may be resold, pledged or otherwise transferred only (x)(I) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (II) in a transaction meeting the requirements of Rule 144,
(III) outside the United States in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act or (IV) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Company so requests), (y) to one of the Issuers or (z) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (B) that the holder shall, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (A) above.

          (d) Not to offer, sell or deliver any of the Series A Notes in any jurisdiction outside the United States except under circumstances that shall result in compliance with the applicable laws thereof, and to take at its own expense whatever action is required to permit its purchase and resale of the Series A Notes in such jurisdictions.

          (e) Not to cause any advertisement of the Series A Notes to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Series A Notes, except such advertisements as include the statements required by Regulation S.

          (f) The sale of the Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

          (g) Such Initial Purchaser has offered the Series A Notes and shall offer and sell the Series A Notes as part of its distribution at any time and otherwise until 40 days after the later of the commencement of the offering of the Series A Notes and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Accordingly, neither such Initial Purchaser, its affiliates nor any persons acting on its or their behalf has engaged or shall engage in any directed selling efforts within the meaning of Rule 901(b) of Regulation S with respect to the Series A Notes, and such Initial Purchaser, its affiliates and all persons acting on its or their behalf have complied and shall comply with the offering restrictions requirements of Regulation S.

          (h) Such Initial Purchaser agrees that the Series A Notes offered and sold in reliance on Regulation S have been and shall be offered and sold only in offshore transactions and that such securities have been and shall be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the restricted period (as defined in Regulation S) and only upon certification of beneficial ownership of the securities by a non-U.S. person or a U.S. person who purchased such securities in a transaction that was exempt from the registration requirements of the Act, which U.S. person will acquire an interest in a "Registrable Security" (as defined in the Registration Rights Agreement).

          (i) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Series A Notes, it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Series A Notes from it during the restricted period (as defined in Regulation S) a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or
     (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S (or Rule 144A or in transactions that are exempt from the registration requirements of the Securities Act) under the Securities Act. Terms used above have the meanings assigned to them in Regulation S."

     Such Initial Purchaser further agrees that it has not entered and shall not enter into any contractual arrangement with respect to the distribution or delivery of the Series A Notes, except with its affiliates or with the prior consent of the Company.

          The Initial Purchasers understand that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 8, 8(d) and 8(e) hereof, counsel to the Issuers and counsel to the Initial Purchasers, shall rely upon the accuracy and truth of the foregoing representations and agreements and the Initial Purchasers hereby consent to such reliance.

          4. DELIVERY OF THE NOTES AND PAYMENT THEREFOR. Delivery to the Initial Purchasers of and payment for the Series A Notes shall be made at the office of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 or such other location as may be mutually acceptable, at 9:00 A.M., Chicago time, on December 22, 1997 (the "Closing Date").

          The Series A Notes shall be delivered to the Initial Purchasers against payment of the Purchase Price in immediately available funds with any transfer taxes thereon duly paid by the Company. The Series A Notes shall be evidenced by one or more global securities (including a temporary global security that may not be exchanged for definitive securities until the expiration of the restricted period (as defined in Regulation S)) in definitive form (the "Global Notes") and/or by additional definitive securities, and shall be registered, in the case of the Global Notes, in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 9:30 A. M., New York City time, on the second business day preceding the Closing Date. The Series A Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day immediately preceding the Closing Date.

          5. AGREEMENTS OF THE ISSUERS. The Issuers hereby agree with the Initial Purchasers as follows:

          (a) To advise the Initial Purchasers promptly and, if requested by them, to confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(f) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (ii) within the period of time referred to in paragraph (e) below, of any material change in the Issuers' condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event which makes any statement made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein not misleading, or of the necessity to amend or supplement the Offering Memorandum to comply with any law. The Issuers shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series

A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws, the Issuers shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish to the Initial Purchasers and those persons identified by the Initial Purchasers to the Issuers, without charge, as of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as they may reasonably request.

          (c) Not to make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised.

          (d) Prior to the execution and delivery of this Agreement, the Issuers have delivered or shall deliver to the Initial Purchasers, without charge, in such quantities as the Initial Purchasers shall have requested or may hereafter reasonably request, copies of the Preliminary Offering Memorandum. The Issuers consent to the use, on the terms and in the manner set forth therein and in accordance with the securities or Blue Sky laws of the jurisdictions in which the Series A Notes are offered by the Initial Purchasers and by dealers prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Issuers. The Issuers consent to the use of the Offering Memorandum on the terms and in the manner set forth therein and in accordance with the securities or Blue Sky laws of the jurisdictions in which the Series A Notes are offered by the Initial Purchasers and by all dealers to whom Series A Notes may be sold, in connection with the offering and sale of the Series A Notes.

          (e) If, at any time prior to completion of the distribution of the Series A Notes by the Initial Purchasers to Eligible Purchasers, any event shall occur that, in the judgment of the Issuers or in the opinion of counsel for the Initial Purchasers, should be set forth in the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum in order to comply with any law, to forthwith prepare an appropriate supplement or amendment thereto, and to expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof. In the event that the Issuers and the Initial Purchasers agree that the Offering Memorandum should be amended or supplemented, the Issuers, if reasonably requested by the Initial Purchasers, shall promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement or such document.

          (f) To cooperate with the Initial Purchasers and their counsel in connection with the qualification of the Series A Notes for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided that in no event shall the Issuers be obligated to qualify to do business in any jurisdiction where they are not now so qualified or to take any action which would subject them to service of process in suits, other than those arising out of the offering or sale of the Series A Notes, in any jurisdiction where they are not now so subject.

          (g) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Initial Purchasers terminating this Agreement pursuant to
Section 11 hereof) or if this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Issuers to comply with the terms or fulfill any of the conditions of this Agreement, to reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection herewith, but without any further obligation on the part of the Issuers for loss of profits or otherwise.

          (h) So long as any of the Series A Notes remain outstanding and during any period in which the Issuers are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.

          (i) To apply the net proceeds from the sale of the Series A Notes to be sold by them hereunder substantially in accordance with the description set forth in the Offering Memorandum.

          (j) Without the prior consent of the Initial Purchasers and except as contemplated pursuant to the New Credit Facility, prior to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any fixed income obligation having a maturity of more than one year.

          (k) Except as stated in this Agreement and in the Preliminary Offering Memorandum and Offering Memorandum, not to take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Series A Notes to facilitate the sale or resale of the Series A Notes. Except as permitted by the Act, not to distribute any offering material in connection with the Exempt Resales.

          (l) To use their best efforts to cause the Series A Notes to be eligible for trading on the PORTAL Market and to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding.

          (m) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Series A Notes.

          (n) To comply with all the terms and conditions of the Registration Rights Agreement and all agreements set forth in the representation letters of the Issuers to DTC relating to the approval of the Series A Notes by DTC for "book entry" transfer.

          (o) Prior to any registration of the Series B Notes pursuant to the Registration Rights Agreement, or at such earlier time as may be required, to cause the Indenture to be qualified under the Trust Indenture Act of 1939 (the "TIA") and to enter into any necessary supplemental indentures in connection therewith.

          (p) To use all commercially reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes.

          6. REPRESENTATIONS AND WARRANTIES OF THE ISSUERS. The Issuers represent and warrant to the Initial Purchasers that:

          (a) The Preliminary Offering Memorandum and Offering Memorandum with respect to the Series A Notes have been prepared by the Issuers for use, on the terms and in the manner set forth therein, by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Issuers, is contemplated.

          (b) The Preliminary Offering Memorandum, the Offering Memorandum and the Proxy Statement of the Company dated November 28, 1997 (the "Proxy Statement"), as of their respective dates, and the Offering Memorandum as of the Closing Date, did not or will not, as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum or Offering Memorandum made in reliance upon and in conformity with information furnished to the Issuers in writing by or on behalf of the Initial Purchasers expressly for use therein.

          (c) The Indenture has been duly and validly authorized by each Issuer and, upon its execution, delivery and performance by each of the Issuers and assuming due authorization, execution, delivery and performance by the Trustee, shall be a valid and binding agreement of each Issuer, enforceable against each of them in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and conforms in all material respects to the description thereof in the Offering Memorandum. No qualification of the Indenture under the TIA is required in connection with the offer and sale of the Series A Notes contemplated hereby or in connection with the Exempt Resales.

          (d) The Series A Notes have been duly authorized by each Issuer and, when executed by each Issuer and authenticated by the Trustee in accordance with the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, shall have been validly issued and delivered, and shall constitute valid and binding obligations of each Issuer entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). The Series A Notes shall conform in all material respects to the description thereof in the Offering Memorandum.

          (e) The Series B Notes have been duly authorized by each Issuer, and, when duly executed, authenticated, issued and delivered, shall constitute valid and binding obligations of each Issuer entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

          (f) All the outstanding equity interests of each Issuer have been duly authorized and validly issued and are fully paid and nonassessable, and are not subject to any preemptive or similar rights.

          (g) Each Issuer is duly organized, validly existing and in good standing under the laws of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Issuers, taken as a whole (a "Material Adverse Effect").

          (h) The Company owns 100% of the capital stock of Finance Corp. and does not have any subsidiaries or any ownership interests in any entities other than Finance Corp, PROC and Jack Astors Joint Venture, L.L.C.

          (i) There are no legal or governmental proceedings pending or, to the knowledge of the Issuers, threatened, against either Issuer or to which either Issuer or its respective properties is subject, that are not disclosed in the Offering Memorandum and which might reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect or might materially affect the issuance of the Series A Notes or the consummation of the transactions contemplated by this Agreement. There are no agreements, contracts, indentures, leases or other instruments that are material to the Issuers that are not described in the Offering Memorandum. Neither Issuer is involved in any strike, job action or labor dispute with any group of employees, and, to each Issuer's knowledge, no such action or dispute is threatened.

          (j) Neither Issuer is (i) in violation of its certificate or articles of incorporation, certificate of limited partnership, partnership agreement, by-laws or other organizational documents, as applicable, or of any law, ordinance, administrative or governmental rule or regulation applicable to either Issuer or of any decree of any court or governmental agency or body having jurisdiction over either Issuer except where any such violation or violations in the aggregate would not reasonably be expected to have a Material Adverse Effect or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which either Issuer is a party or by which either of them or any of their respective properties may be bound, except as may be disclosed in the Offering Memorandum.

          (k) None of the issuance, offer, sale or delivery of the Series A Notes, the execution, delivery or performance of this Agreement, the Indenture, the Registration Rights Agreement or the New Credit Facility by the Issuers or the consummation by the Issuers of the transactions contemplated hereby or thereby (including the Recapitalization and the Merger) (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except as may be required in connection with the registration under the Act of the Series B Notes in accordance with the Registration Rights Agreement, qualification of the Indenture under the TIA and compliance with the securities or Blue Sky laws of various jurisdictions), or conflicts or shall conflict with or constitutes or shall constitute a breach of, or a default under, the certificate or articles of incorporation, certificate of limited partnership, bylaws, partnership agreement or other organizational documents, as applicable, of either Issuer or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any material agreement, indenture, lease or other instrument to which either Issuer is a party or by which either of them or any of their respective properties may be bound, or (assuming compliance with all applicable state securities and Blue Sky laws and, in the case of the Registration Rights Agreement and the transactions contemplated thereby, the Act, the Exchange Act and the TIA) violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to either Issuer or any of their respective properties, or will, except as contemplated under the New Credit Facility, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either Issuer pursuant to the terms of any agreement or instrument to which either of them is a party or by which either of them may be bound or to which any of the property or assets of either of them is subject.

          (l) This Agreement has been duly authorized, executed and delivered by each Issuer.

          (m) The financial statements (historical and pro forma), together with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations and changes in owners' equity and cash flows of such entities purported to be shown thereby on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the assumptions used in preparing the pro forma financial information and related notes and schedules included in the Offering Memorandum are reasonable; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) is accurately presented and, to the extent such information and data is derived from the financial books and records of the entities covered thereby, is prepared on a basis consistent with such financial statements and the books and records of the entities covered thereby.

          (n) The accountants, Arthur Andersen, LLP, who have certified or shall certify the financial statements included as part of the Offering Memorandum (or any amendment or supplement thereto), are independent public accountants under Rule 101 of the AICPA's Code of Professional Conduct, and its interpretation and rulings. The historical financial statements, together with related schedules and notes, set forth in the Preliminary Offering Memorandum and the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act.

          (o) The Registration Rights Agreement has been duly authorized by each Issuer and, on the Closing Date, will have been duly executed and delivered by each Issuer. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of each Issuer, enforceable against each Issuer in accordance with its terms subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law) and except as rights to indemnity and contribution may be limited by Federal or state securities laws or principles of public policy. On the Closing Date, the Registration Rights Agreement will conform as to legal matters in all material respects to the description thereof in the Offering Memorandum.

          (p) The New Credit Facility has been duly authorized by the Company and, when duly executed and delivered by the Company (assuming the due execution and delivery by the parties thereto other than the Company) will be a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (whether considered in a proceeding in equity or at law). As of the Closing Date, (A) the New Credit Facility will have been duly executed and delivered by the Company, the Agent and each of the lenders party thereto, (B) at least $50 million will be immediately available thereunder and (C) the New Credit Facility will conform as to legal matters in all material respects to the description thereof in the Offering Memorandum.

          (q) The Recapitalization and the Merger have been duly authorized by the Company and such other entities as may be required by applicable law.

          (r) Neither of the Issuers nor any of their respective affiliates have taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Series A Notes.

          (s) Except as disclosed in the Offering Memorandum (or any amendment or supplement thereto) (including, without limitation, in connection with the Recapitalization, the Merger, the New Credit Facility and the Registration Rights Agreement), subsequent to the date as of which such information is given in the Offering Memorandum (or any amendment or supplement thereto), neither Issuer has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to such Issuer, and there has not been any material change in the general or limited partners' interests or capital stock, or material increase in the short-term or long-term debt, of either Issuer or any material adverse change, or any development involving or which could reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, properties, net worth or results of operations of either Issuer.

          (t) Each Issuer has good and marketable title to all property (real and personal) described in the Offering Memorandum as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Offering Memorandum and all the property described in the Offering Memorandum as being held under lease by either Issuer is held by it under valid, subsisting and enforceable leases, with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Issuers taken as a whole. Each of the Issuers enjoys peaceful and undisturbed possession under all leases to which it is a party as lessee, except for such leases that, in the aggregate, are not material to the business of the Issuers taken as a whole. No consent need be obtained from any person with respect to any such lease or agreement in connection with the transactions contemplated hereby and in the Offering Memorandum, including the Recapitalization and the Merger, which consent has not already been obtained. Except for such assets, plants and facilities as are not material in the aggregate to the business of the Issuers taken as a whole, all tangible assets, plants and facilities of each of the Issuers are in good condition and repair (ordinary wear and tear excepted) and are adequate, in the reasonable opinion of the Issuers, for the uses to which they are being put or would be put in the ordinary course of business.

          (u) Except as permitted by the Act, the Issuers have not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Series A Notes, shall not distribute any offering material in connection with the offering and sale of the Series A Notes other than the Preliminary Offering Memorandum and Offering Memorandum.

          (v) Each of the Issuers has such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities ("Permits") as are necessary under applicable law to own its properties and to conduct its businesses in the manner described in the Offering Memorandum, except to the extent that the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect. Each of the Issuers has fulfilled and performed in all material respects all its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Offering Memorandum and except to the extent that any such revocation or termination would not have a Material Adverse Effect; and, except as described in the Offering Memorandum, none of the Permits contains any restriction that is materially burdensome to either Issuer.

          (w) Neither Issuer has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") or any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (x) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Permit, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (y) Each Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (z) Neither Issuer has, nor, to the Issuers' knowledge, has any employee or agent of the Issuers made any payment of funds of the Issuers or received or retained any funds in violation of any law, rule or regulation.

          (aa) Except as disclosed in the Offering Memorandum, each Issuer has filed all tax returns required to be filed, which returns are true and correct in all material respects, and neither Issuer is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to file such returns and make such payments would not reasonably be expected to have a Material Adverse Effect.

          (bb) Except as contemplated pursuant to the Registration Rights Agreement, there are no contracts, agreements or understandings between either Issuer and any person granting such person the right to require either Issuer to file a registration statement under the Act with respect to any securities of either Issuer or to require either Issuer to include such securities with the Series A Notes registered pursuant to any Shelf Registration Statement. Except as described in or contemplated by the Offering Memorandum, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any equity interests of the Issuer or any security convertible into or exchangeable or exercisable for equity interests of the Issuer.

          (cc) Each Issuer owns or possesses all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Offering Memorandum as being owned by it or necessary for the conduct of its businesses, and neither Issuer is aware of any claim to the contrary or any challenge by any other person to the rights of either Issuer with respect to the foregoing.

          (dd) Each Issuer is insured by insurers of recognized financial responsibility against such losses and risks and in such amount as are prudent and customary in the businesses in which they are engaged. Neither Issuer (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures shall have to be made in order to continue such insurance or (ii) has any reason to believe that it shall not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a Material Adverse Effect.

          (ee) Except as disclosed in the Offering Memorandum, no relationship, direct or indirect, exists between or among the Issuers, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Issuers (including, in the case of the Company, the directors or officers of its general partner), on the other hand, which would be required by the Act to be described in the Offering Memorandum if the Offering Memorandum were a prospectus included in a registration statement on Form S-1 filed with the Commission.

          (ff) Neither Issuer is and, upon sale of the Series A Notes to be issued and sold thereby in accordance herewith and the application of the net proceeds to the Issuers of such sale as described in the Offering Memorandum under the caption "Use of Proceeds," shall not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (gg) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed the Issuers that it is considering imposing) any condition (financial or otherwise) on either Issuer's retaining any rating assigned to either Issuer or any securities of either Issuer or (ii) has indicated to either Issuer that it is considering (a) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of either Issuer or any securities of either Issuer.

          (hh) When the Series A Notes are issued and delivered pursuant to this Agreement, such Series A Notes shall not be of the same class (within the meaning of Rule 144A(d)(3) under the Act) as any security of the Issuers that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system.

          (ii) Neither Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Act) of the Issuers has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or shall be integrated with the offering and sale of the Series A Notes in a manner that would require the registration of the Series A Notes under the Act.

          (jj) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all of the information specified in, and meeting the requirements of, Rule 144(d)(4) under the Act.

          (kk) Assuming (i) that the representations and warranties in
Section 3 hereof are true, (ii) the Initial Purchasers comply with the covenants set forth in Section 3 hereof and (iii) that each person to whom the Initial Purchasers offer, sell or deliver the Series A Notes is a QIB or a person other than a U.S. person outside the United States in reliance on Regulation S under the Act, the purchase and sale of the Series A Notes pursuant hereto (including the Initial Purchasers' proposed offering of the Series A Notes on the terms and in the manner set forth in the Offering Memorandum and Section 3 hereof) is exempt from the registration requirements of the Act.

          (ll) The execution and delivery of this Agreement, the other Operative Documents and the sale of the Series A Notes to the Initial Purchasers or by the Initial Purchasers to Eligible Purchasers shall not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made by the Issuers in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the section entitled "Notice to Investors."

          (mm) No form of general solicitation or general advertising
(as defined in Regulation D under the Act) was used by the Issuers or any of their respective representatives (other than the Initial Purchasers, as to whom the Issuers make no representation) in connection with the offer and sale of the Series A Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (nn) Neither of the Issuers nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation) has engaged or shall engage in any directed selling efforts within the meaning of Regulation S under the Act which respect to the Series A Notes.

          (oo) The sale of the Series A Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

          (pp) The Issuers and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation) have complied with and shall comply with the offering restrictions requirements of Regulation S in connection with the offering of the Series A Notes outside the United States and, in connection therewith, the Offering Memorandum shall contain the disclosure required by Rule 902(h).

          (qq) The Series A Notes offered and sold in reliance on Regulation S have been and shall be offered and sold only in offshore transactions and such securities have been and shall be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(c)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

          (rr) Each certificate signed by any officer of either Issuer delivered to the Initial Purchasers or counsel to the Initial Purchasers shall be deemed to be a representation and warranty by such Issuer to the Initial Purchasers as to the matters covered thereby.

     The Issuers acknowledge that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 8(c), 8(d) and 8(e) hereof, counsel to the Issuers and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

          7. INDEMNIFICATION AND CONTRIBUTION. (a) The Issuers agree to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Offering Memorandum or the Proxy Statement or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses (i) arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Issuers by or on behalf of the Initial Purchasers expressly for use in connection therewith or (ii) with respect to the Preliminary Offering Memorandum, result from the fact that the Initial Purchaser sold Series A Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Offering Memorandum, as amended or supplemented, if the Issuers shall have previously furnished copies thereof to the Initial Purchaser in accordance with this Agreement, and the Issuers prove that the Offering Memorandum, as amended or supplemented, would have corrected such untrue statement or omission. The foregoing indemnity agreement shall be in addition to any liability which the Issuers may otherwise have.

          (b) If any action, suit or proceeding shall be brought against any Initial Purchaser or any person controlling such Initial Purchaser in respect of which indemnity may be sought against the Issuers, such Initial Purchaser or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Each Initial Purchaser or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include such Initial Purchaser or such controlling person and the indemnifying parties and such Initial Purchaser or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Initial Purchaser or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Initial Purchasers and controlling persons, which firm shall be designated in writing by Salomon Brothers Inc, and that all such fees and expenses shall be reimbursed on a monthly basis. Each indemnified party, as a condition to the indemnity agreement contained in paragraph (a) above, shall use all commercially reasonable efforts to cooperate with the indemnifying party in the investigation and defense of any such action, suit, proceeding or claim. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent (which consent shall not unreasonably be withheld), but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Initial Purchasers and any such controlling person, to the extent provided in paragraph (a), from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) Each of the Initial Purchasers, severally and not jointly, agree to indemnify and hold harmless the Issuers, their directors and officers (or, in the case of the Company, the directors and officers of the its general partner) and any person who controls either Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Issuers to the Initial Purchasers set forth in paragraph (a) hereof, but only with respect to information furnished in writing by or on behalf of such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Issuers, their directors or officers or any such controlling person based on the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, and in respect of which indemnity may be sought against such Initial Purchaser pursuant to this paragraph (c), such Initial Purchaser shall have the rights and duties given to the Issuers by paragraph (b) above (except that if the Issuers shall have assumed the defense thereof such Initial Purchaser shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Initial Purchaser's expense), and the Issuers, their directors and officers, and any such controlling person shall have the rights and duties given to such Initial Purchaser by paragraph
(b) above. The foregoing indemnity agreement shall be in addition to any liability which such Initial Purchaser may otherwise have.

          (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses
(i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other hand from the offering of the Series A Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuers to the total underwriting discounts and commissions received by the Initial Purchasers, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Issuers on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or by the Initial Purchasers on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this
Section 7, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price of the Series A Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 7(e) are several in proportion to the respective amount of Series A Notes purchased by each of the Initial Purchasers hereunder and not joint.

          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Issuers set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Initial Purchaser or any person controlling such Initial Purchaser, the Issuers, their directors or officers, (or, in this case of the Company, the directors or officers of its general partner) or any person controlling the Company, (ii) acceptance of any Series A Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Initial Purchaser or any person controlling any Initial Purchaser, or to either Issuer, their directors or officers (or, in the case of the Company, the directors and officers of its general partner) or any person controlling any Issuer, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

          (g) No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          8. CONDITIONS OF THE INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase the Series A Notes hereunder are subject to the following conditions:

          (a) At the time of execution of this Agreement and on the Closing Date, no order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Issuers, be contemplated. No stop order suspending the sale of the Series A Notes in any jurisdiction designated by the Initial Purchasers shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Issuers, shall be contemplated.

          (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any material change, or any development involving a prospective material change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Issuers not contemplated by the Offering Memorandum, which in the opinion of the Initial Purchasers, would materially adversely affect the market for the Series A Notes, or (ii) any event or development relating to or involving any officer or director of either Issuer (or, in the case of the Company, any officer or director of its general partner) which makes any statement made in the Offering Memorandum untrue or which, in the opinion of the Issuers and their counsel or the Initial Purchasers and their counsel, requires the making of any addition to or change in the Offering Memorandum in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Offering Memorandum to reflect such event or development would, in the opinion of the Initial Purchasers, materially adversely affect the market for the Series A Notes.

          (c) The Initial Purchasers shall have received on the Closing Date an opinion of Mayer, Brown & Platt, counsel for the Company, dated the Closing Date and addressed to the Initial Purchasers, to the effect that:

                (i) Each Issuer is validly existing and in good standing under the laws of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum (and any amendment or supplement thereto);

               (ii) Each Issuer has the requisite power and authority to enter into this Agreement, the Registration Rights Agreement and the New Credit Facility and to issue, sell and deliver the Series A Notes to be sold by it to the Initial Purchasers as provided herein. This Agreement, the Registration Rights Agreement, and the New Credit Facility have been duly authorized, executed and delivered by each Issuer and are the valid, legal and binding agreements of each Issuer, enforceable against each Issuer in accordance with their terms, except (A) as enforcement of rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy and (B) subject to the qualification that the enforceability of each Issuer's obligations hereunder and thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

               (iii) The Indenture has been duly and validly authorized, executed and delivered by each Issuer and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding agreement of each Issuer, enforceable in accordance with its terms, subject to the qualification that the enforceability of each Issuer's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles. No qualification of the Indenture under the TIA is required in connection with the offer and sale of the Series A Notes contemplated hereby or in connection with the Exempt Resales;

               (iv) The Series A Notes have been duly and validly authorized by each Issuer and when executed by each Issuer in accordance with the Indenture and, assuming due authentication of the Series A Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of each Issuer entitled to the benefits of the Indenture, subject to the qualification that the enforceability of each Issuer's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

               (v) Neither the offer, sale or delivery of the Series A Notes, the execution, delivery or performance by either Issuer of this Agreement, the Registration Rights Agreement, the New Credit Facility or the Indenture, compliance by the Issuers with the provisions hereof or thereof or consummation by the Issuers of the transactions contemplated hereby or thereby (including the Recapitalization and the Merger) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, the certificate or articles of incorporation, the certificate of limited partnership, the bylaws, the partnership agreement or other organizational documents of the Issuers, as applicable, or any material agreement, indenture, lease or other instrument listed on Exhibit B hereto (collectively, the "Material

     Agreements"), or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either Issuer pursuant to the terms of any Material Agreement nor will any such action (assuming compliance with all applicable state securities and Blue Sky laws and, in the case of the Registration Rights Agreement and the transactions contemplated thereby, the Act, the Exchange Act and the TIA) result in any violation in any material respect of any existing New York, Illinois, Delaware corporate or federal law, regulation, ruling, judgment, injunction, order or decree known to such counsel, applicable to the Issuers or any of their respective properties;

               (vi) Other than any state securities and Blue Sky laws, no consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Issuers for the valid issuance and sale of the Series A Notes to the Initial Purchasers as contemplated by this Agreement;

               (vii) The Issuers have full corporate power and authority to own their respective properties and to conduct their respective businesses as now being conducted as described in the Offering Memorandum;

               (viii) The statements in the Offering Memorandum, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown;

               (ix) When the Series A Notes are issued and delivered pursuant to this Agreement, such Series A Notes will not be of the same class (within the meaning of Rule 144A(d)(3) under the Act) as any equity interests of the Issuers that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system;

               (x) No registration of the Series A Notes under the Act is required for the sale of the Series A Notes to the Initial Purchasers as contemplated in this Agreement or for the Exempt Resales (assuming (A) that any Eligible Purchaser who buys the Series A Notes in the Exempt Resales is a QIB or a person other than a U.S. person outside the United States in reliance on Regulation S and (B) the accuracy of the Initial Purchasers' representations and those of the Issuers in this Agreement regarding the absence of general solicitation in connection with the Exempt Resales;

               (xi) The Recapitalization and the Merger have been duly authorized by the Company and such other entities as may be required by applicable law; and

               (xii) Although such counsel have not undertaken, except as otherwise indicated in their opinion, to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Offering Memorandum, such counsel have participated in the preparation of the Offering Memorandum, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused them to believe that the Offering Memorandum, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Offering

     Memorandum, as of its respective date, and as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included or incorporated by reference in the Offering Memorandum and information furnished in writing by or on behalf of the Initial Purchasers).

          (d) The Initial Purchasers shall have received on the Closing Date an opinion of Donald F. Wiseman, Esq., General Counsel of the Company, dated the Closing Date and addressed to the Initial Purchasers to the effect that:

               (i)   Each Issuer is duly organized under the laws of Delaware.

               (ii) Each Issuer is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing does not have a Material Adverse Effect;

               (iii) Upon consummation of the Recapitalization and the Merger, all outstanding equity interests of each Issuer will have been duly authorized and validly issued, are fully paid and nonassessable, and not subject to any preemptive or similar rights;

               (iv) Neither Issuer is in violation in any material respect of its certificate or articles of incorporation, certificate of limited partnership, bylaws, partnership or other organizational documents, as applicable, or to the knowledge of such counsel after reasonable inquiry, is in default in any material respect in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which such Issuer is a party or by which either Issuer or any of their respective properties may be bound, except as disclosed in the Offering Memorandum and except to the extent that any such violation or default would not reasonably be expected to have a Material Adverse Effect; and

               (v) To the knowledge of such counsel, the Issuers have all Permits that are required under applicable law to own their respective properties and to conduct their respective businesses as now being conducted as described in the Offering Memorandum except where the failure to have any such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect

               (vi) To the knowledge of such counsel, (A) other than as described or contemplated in the Offering Memorandum (or any amendment or supplement thereto), there are no legal or governmental proceedings pending or threatened against either Issuer, or to which either Issuer or any of their properties are subject, which are not disclosed in the Offering Memorandum and which, if adversely decided, are reasonably likely to cause a Material Adverse Effect or materially affect the issuance of the Series A Notes or the consummation of the transactions contemplated by this Agreement and (B) there are no agreements, contracts, indentures, leases or other instruments material to the Issuers, that are not described in the Offering Memorandum (or any amendment or supplement thereto);

               (vi) To the knowledge of such counsel, neither Issuer is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to either Issuer or of any decree of any court or governmental agency or body having jurisdiction over such Issuer, except to the extent that any such violation would not reasonably be expected to have a Material Adverse Effect.

               (vii) Except as described in the Offering Memorandum, such counsel does not know of any person who has the right, contractual or otherwise, to cause the Issuers to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Series A Notes or the right, as a result of the consummation of the transactions contemplated by this Agreement, to require registration under the Act of any equity interests of the Issuers;

               (viii) To the knowledge of such counsel and except as has previously been obtained, the Issuers are not required to obtain stockholder consent for the issuance or offering of the Series A Notes;

               (ix) Nothing has come to the attention of such counsel that has caused him to believe that, as of the date of the Offering Memorandum or as of the Closing Date, the Offering Memorandum (except for the financial statements and the notes thereto and other financial and statistical data included therein and information furnished in writing by or on behalf of the Initial Purchasers, as to which such counsel need not express any belief) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (e) The Initial Purchasers shall have received on the Closing Date an opinion of Latham & Watkins, counsel for the Initial Purchasers, dated the Closing Date, and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

          (f) The Initial Purchasers shall have received letters addressed to the Initial Purchasers, and dated the date hereof and the Closing Date from Arthur Andersen, LLP, independent certified public accountants, substantially in the forms heretofore approved by the Initial Purchasers.

          (g) (i) There shall not have been any change in the capital stock of the Issuers nor any material increase in the short-term or long-term debt of the Issuers (other than in the ordinary course of business) from that set forth or contemplated in the Offering Memorandum (or any amendment or supplement thereto); (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum (or any amendment or supplement thereto), except as may otherwise be stated in the Offering Memorandum (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Issuers taken as a whole; (iii) the Issuers shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Issuers, taken as a whole, other than those reflected in the Offering Memorandum (or any amendment or supplement thereto) (including, without limitation, in connection with the Recapitalization, the Merger, the New Credit Facility and the Registration Rights Agreement); and
(iv) all the representations and warranties of the Issuers contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Initial Purchasers shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief accounting officer of the Issuers (or such other officers as are acceptable to the Initial Purchasers), to the effect set forth in this
Section 8(g) and in Section 8(h) hereof.

          (h) The Issuers shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (i) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Act, that (i) it is downgrading its rating assigned to any class of securities of the Issuers, or (ii) it is reviewing its ratings assigned to any class of securities of the Issuers with a view to possible downgrading, or with negative implications, or direction not determined.

          (j) The Series A Notes shall have been approved for trading on PORTAL.

          (k) The Recapitalization and the Merger shall be consummated concurrently with the Closing.

          (l) The New Credit Facility shall be executed by all parties thereto concurrently with the Closing and at least $50 million shall be available for borrowing thereunder.

          (m) The Issuers shall have furnished or caused to be furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall have reasonably requested.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

          9. EXPENSES. The Issuers jointly and severally agree to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction of the Offering Memorandum (including financial statements thereto), and each amendment or supplement to any of them, this Agreement and the Indenture; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum, the Preliminary Offering Memorandum, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Series A Notes; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Series A Notes, including any stamp taxes in connection with the original issuance and sale of the Series A Notes; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Series A Notes; (v) the application for quotation of the Notes on the PORTAL market;
(vi) the qualification of the Series A Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 4(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Initial Purchasers relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); (vii) the performance by the Issuers of their obligations under the Registration Rights Agreement; and (viii) the fees and expenses of the Issuers's accountants and the fees and expenses of counsel (including local and special counsel) for the Issuers. The Issuers hereby jointly and severally agree to pay in full on the Closing Date the fees and expenses referred to in clause (vi) of this Section 9 by delivering to counsel for the Initial Purchasers on such date a check payable to such counsel in the requisite amount.

          10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective upon the execution and delivery hereof by all the parties hereto.

          11. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, without liability on the part of the Initial Purchasers to the Issuers, by notice to the Issuers, if prior to the Closing Date, (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared, or (iii) there shall have occurred any outbreak or escalation of hostilities, or other U.S. or international calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the initial purchaser, impracticable or inadvisable to commence or continue the offering of the Series A Notes on the terms set forth on the cover page of the Offering Memorandum or to enforce contracts for the resale of the Series A Notes by the Initial Purchasers. Notice of such termination may be given to the Issuers by telecopy or telephone and shall be subsequently confirmed by letter.

          12. INFORMATION FURNISHED BY THE INITIAL PURCHASERS. The statements set forth in the stabilization legend on the inside front cover, the last paragraph on the cover page and the statements in the first, second and third paragraphs and the fifth sentence of the fourth paragraph under the caption "Plan of Distribution" in the Preliminary Offering Memorandum and Offering Memorandum, constitute the only information furnished by or on behalf of the Initial Purchasers as such information is referred to in Sections 6(b), 7(a), 7(c), 8(c)(xii) and 8(d)(x) hereof.

          13. MISCELLANEOUS. Except as otherwise provided in Sections 4, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Issuers, at the office of the Issuers at 6075 Poplar Avenue, Suite 800, Memphis, TN 38119-4709,
Attention: General Counsel, or (ii) if to the Initial Purchasers, to Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048, Attention:
Manager, Investment Banking Division.

          This Agreement has been and is made solely for the benefit of the Initial Purchasers, the Issuers, its directors, its officers (and, in the case of the Company, the directors and officers of its general partner) and the controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement.
Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Initial Purchasers of any of the Series A Notes in its status as such purchaser.

          14. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York and without regard to the conflicts of law principles thereof.

          This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

          Please confirm that the foregoing correctly sets forth the agreement between the Issuers and the Initial Purchasers.

                              Very truly yours,

                              PERKINS FAMILY RESTAURANTS, L.P.
                              By: Perkins Management Company, Inc.
                                   its general partner

                              By:  /s/ Donald F. Wiseman
                                 -----------------------------------------
                                 Name:  Donald F. Wiseman
                                 Title: Vice President

                              PERKINS FINANCE CORP.

                              By:  /s/ Donald F. Wiseman
                                 -----------------------------------------
                                 Name:  Donald F. Wiseman
                                 Title: Secretary

Confirmed as of the date first
above mentioned.

SALOMON BROTHERS INC

By: /s/ James M. Oakes Jr.
   ----------------------------
   Name:  James M. Oakes Jr.
   Title: Director

BANCBOSTON SECURITIES INC.

By: /s/ Neal T. Reiner
   ----------------------------
   Name:  Neal T. Reiner
   Title: Managing Director

NATIONSBANC MONTGOMERY SECURITIES, INC.

By: /s/ Lisa Yeager
   ----------------------------
   Name:  Lisa Yeager
   Title: MD

SOCIETE GENERALE SECURITIES CORPORATION

By: /s/ Adam Goodfriend
   ----------------------------
   Name:  Adam Goodfriend
   Title: Vice President

                                   EXHIBIT A

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT B

                              MATERIAL AGREEMENTS

1.   Promissory Note from Anthony Seta

2.   Promissory Note from Jack Willingham

3.   Jack Astor's Joint Venture LLC Agreements:
     Operating Agreement of J.A. Joint Venture, LLC, dated May 29, 1997 Management Agreement, dated May 29, 1997
     Licence Agreement, dated May 29, 1997
     Agreement Regarding the Purchase of Existing Restaurants, dated May 29,
       1997
     Loan Agreement, dated May 29, 1997
     Assignment and Security Agreement, dated May 29, 1997

4.   Form purchase and sales orders

5.   Form Franchise Agreements

6. Revolving Credit Agreement and Term Loan Agreement, dated June 25, 1997, by and among Perkins Restaurants Operating Company, Perkins Family Restaurants, L.P. and BankBoston N.A., and various other financial institutions which may become parties to the Credit Agreement with Prudential

7.   Note Facility Agreement with Prudential, dated May 29, 1992

8. Aircraft Reimbursement Agreement, dated January 16, 1995, effective as of April 14, 1994, between Perkins Restaurants Operating Company and TRC Realty Co.

9.   Second Amended and Restated Agreement and Plan of Merger among
     The Restaurant Company, Perkins Acquisition Corp. and Perkins Family Restaurants, L.P., dated September 11, 1997.

10. Form of Agreement and Plan of Merger between Perkins Restaurants Operating Company, L.P. and Perkins Family Restaurants, L.P.

11. Form of Revolving Credit and Term Loan Agreement, by and among Perkins Family Restaurants, L.P., The Restaurant Company, Perkins Restaurants, Inc., Perkins Management Company, Inc., Perkins Finance Corp. BankBoston, N.A. and other financial institutions and BankBoston, N.A., as Agent with BancBoston Securities, Inc. as Syndication Agent.

                                  SCHEDULE I

                               NAME OF ISSUERS


                                                   Principal Amount
       Initial Purchasers                          of Series A Notes
       ------------------                          -----------------


       Salomon Brothers  Inc                       $63,212,500

       BancBoston Securities Inc.                  $37,927,500

       NationsBanc Montgomery Securities, Inc.     $12,642,500

       Societe Generale Securities Corporation     $12,642,500
                                                  ------------

            Total                                 $126,425,000